Exhibit 99.1

Middleburg Financial Corporation Announces 2006 Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com

Alice P. Frazier, EVP & COO	540-687-4801 or
coo@middleburgbank.com

Kate J. Chappell, SVP & CFO	540-687-4816 or
cfo@middleburgbank.com

MIDDLEBURG, VIRGINIA (February 7, 2007) – Middleburg Financial Corporation (NASDAQ – MBRG) reported net income of $8.0 million for the year ended December 31, 2006. This amount was a 11.8% increase over net income of $7.2 million for the year ended December 31, 2005. Net income for the three months ended December 31, 2006 was $1.5 million, compared to $1.6 million for the three months ended December 31, 2005.

Joseph L. Boling, Chairman and CEO stated, “We are pleased with our performance given both the pause in the real estate market and the flat yield curve. The capital we raised combined with our business model will allow us to continue our measured growth in this outstanding market.”

The Company experienced asset growth of 4.4% during 2006, with total consolidated assets of $772.3 million at December 31, 2006. The loan portfolio increased 8.5% or $44.2 million to $564.8 million at December 31, 2006. The Company’s total deposits grew 3.5% or $19.2 million to $570.6 million at December 31, 2006. The return on average assets and return on average equity were 1.05% and 12.25%, respectively, for the year ended December 31, 2006. Returns on average assets and average equity were 1.05% and 13.65%, respectively, for the year ended December 31, 2005. In July 2006, the Company issued 676,552 shares of its common stock in an underwritten public offering, including the exercise of the underwriter’s over-allotment option. The public price of $31.00 per share, less the underwriters’ commissions and expenses of the offering, resulted in net proceeds of $19.7 million to the Company. It is estimated that the return on average equity for 2006 was negatively impacted by approximately 225 basis points from the Company’s issuance of common stock.

Earnings per diluted share was $1.90 for the year ended December 31, 2006, compared to $1.84 for the year ended December 31, 2005. During the fourth quarter of 2006, a one time adjustment related to the timing of the recognition of service release premium income for Southern Trust Mortgage, LLC (STM), negatively impacted the Company’s 2006 net income by approximately $117,000 or $0.03 per diluted share. The Company also realized nearly $305,000 in losses during the fourth quarter of the year in an effort to restructure the investment portfolio for improved earning potential in 2007. These losses resulted in a loss per diluted share of $0.05 for 2006.

Diluted earnings per share from core operations for the year ended December 31, 2006 increased by 22.0% or $0.32 when compared to the year ended December 31, 2005. This increase resulted from increases in interest income driven mostly by the record loan growth experienced by the Company in 2005.

The Company experienced decreases in diluted earnings per share from gains realized on the sale of investment securities, from mortgage banking and from wealth management operations. When comparing the year ended December 31, 2005 to the year ended December 31, 2006, diluted earnings per share from mortgage banking decreased by $0.15. In addition to the adjustment related to its recognition of income, earnings from mortgage banking were also negatively impacted by an overall decline in production as well as narrowed margins resulting from shifts in the mix of retail and wholesale loan volume.

Earnings from wealth management operations declined 49.0% to $0.06 per diluted share for the year ended December 31, 2006 when compared to $0.11 per diluted share for the year ended December 31, 2005. Earnings from wealth management operations consists of net income of the Middleburg Investment Group, the non-bank subsidiary of the Company that generates revenues from trust and investment advisory activities through Middleburg Trust Company (MTC), a wholly owned trust subsidiary, Middleburg Investment Advisors, Inc. (MIA), a wholly owned registered investment advisor focused on fixed income investments, and Middleburg Bank Investment Sales, which is a division of Middleburg Bank. Much of the decrease in net earnings was related to the decrease in net income generated by Middleburg Bank Investment Sales. Middleburg Bank Investment Sales net income decreased 78.0% when comparing the year ended December 31, 2005 to December 31, 2006 due to decreased sales resulting from fewer financial consultants employed during 2006. The resignation of a top producer in July 2006 particularly impacted production for the second half of 2006. The decrease in sales also resulted in a lower commission payout from BI Investments Group, LLC (BI), the Company’s full-service broker dealer. During the second half of 2006, the Company received commissions from BI equal to 82% of the sales that it generated, a decrease from 90% in 2005. The Company is in the process of recruiting additional financial consultants.

The components of net income per diluted share are summarized below:

	For the Three Months Ended		For the Twelve Months Ended

	December 31,		December 31,
	2006	2005	2006	2005
Core Banking	$ 0.40	$ 0.34	$ 1.78	$ 1.46
Security Gains (Losses)	(0.04)	0.01	(0.05)	0.01
Mortgage	(0.02)	0.04	0.11	0.26
Wealth Management	(0.01)	0.02	0.06	0.11
	$ 0.33	$ 0.41	$ 1.90	$ 1.84

Net Interest Income and Net Interest Margin

The net interest margin declined from 4.11% for the year ended December 31, 2005 to 3.97% for the year ended December 31, 2006. The decrease was due to the flattening yield curve and intense competition for loans and deposits in the Company’s markets. In addition to a lack of growth in overall deposits, a shift in the composition of the Company’s deposits negatively impacted the net interest margin. Money market, savings accounts and interest checking balances decreased by $30.0 million during 2006. The weighted average cost of these accounts for 2006 was 1.86%. On the other hand, certificates of deposits increased $31.0 million and corporate investment accounts increased $4.0 million during 2006. The weighted average cost of the Company’s certificates of deposits for 2006 was 4.26% and the weighted average cost of the corporate investment accounts for 2006 was 4.15%. The net interest margin was further negatively impacted by the increased cost of the Company’s $15.0 million in outstanding trust preferred debt. The average cost of trust preferred debt was 8.26% for 2006, and the interest rate on this debt increased approximately 74 basis points during 2006.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by average total earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal bond income), then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (1) following the “Key Statistics” table below.

Net interest income increased 9.3% from $24.6 million for the year ended December 31, 2005 to $26.9 million for the year ended December 31, 2006. Interest income increased 25.4%, while interest expense increased 59.4%, when comparing the year ended December 31, 2006 to the 2005 year. Interest income from loans increased $9.2 million or 31.8% when comparing the year ended December 31, 2006 to the 2005 year. While the yield on the loan portfolio had increased by 55 basis points during the year ended December 31, 2006, the majority of the increase in interest income from loans was attributed to the growth of the loan portfolio. For the year ended December 31, 2006, average loans increased 21.4% or $97.2 million. Interest income from the investment portfolio decreased approximately $26,000 from the year ended December 31, 2005 to $7.2 million for the 2006 year. The average balance of the investment portfolio decreased 10.9% over the same periods.

The Company’s interest rate profile remains liability sensitive in the near term with the exposure to rising rates increasing due to continued non-maturity deposits outflows being replaced with short term certificates of deposits. The continued flat yield curve continues to limit yields on fixed rate assets. A risk of reduced net interest income in the near term exists for a rise in interest rates as the Company’s cost of short term funding resets more quickly than its variable rate assets. The expected decrease to net interest income could be approximately 2.57% or $699,000 in a 12 month period of rising rates of 200 basis points, based on the Company’s financial position at December 31, 2006. Should interest rates decrease, net interest income is poised to benefit in the short term as a large portion of the Company’s liabilities will reprice to lower levels. The expected increase to net interest income could be approximately .58% or $159,000 in a 12 month period of declining rates of 200 basis points, based on the Company’s financial position at December 31, 2006.

Non Interest Income

Non interest income decreased $906,000 or 10.0% when comparing the year ended December 31, 2006 to the year ended December 31, 2005. Non interest income was $8.1 million for the year ended December 31, 2006 and $9.0 million for the 2005 year.

Trust and investment advisory fees earned by MTC and MIA increased 4.4% or $174,000 when comparing the year ended December 31, 2006 to the year ended December 31, 2005. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. Total consolidated assets under administration by MTC and MIA remained unchanged at $1.1 billion at December 31, 2005 and 2006.

Service charges on deposits increased $86,000 or 4.9% when comparing the year ended December 31, 2006 to the year ended December 31, 2005. A significant amount of the increase was related to ATM/Visa check card exchange fees and resulted from an increase in activity.

Investment sales fees decreased 18.0% to $554,000 for the year ended December 31, 2006, compared to $676,000 for the 2005 year. The decrease in sales fees resulted from having fewer financial consultants during 2006 than 2005. In July 2006, one of Middleburg Bank Investment Sales’ top producers resigned from the company.

Equity in earnings from affiliate, which reflects the 41.8% ownership interest in STM, decreased 55.5% or $849,000 from the year ended December 31, 2005 to the year ended December 31, 2006. An accounting adjustment related to the recognition of service release premium income was made during the fourth quarter of 2006. This adjustment negatively impacted equity earnings from affiliate by approximately $177,000. STM closed $938.8 million in loans for the year ended December 31, 2006, with 58.8% of its production attributable to purchase money financings. For the year ended December 31, 2005, STM closed $1.1 billion in loans with 62.2% of its production attributable to purchase money financings. STM’s 2006 production levels were negatively impacted by the slow down in the housing market and the impact that the increase in mortgage rates has had on the volume of refinance loans. Additionally, narrowed margins from the shift in production mix negatively impacted its 2006 earnings.

Income earned from the Bank’s $10.8 million investment in Bank Owned Life Insurance (BOLI) contributed $436,000 and $458,000 for the years ended December 31, 2006 and 2005, respectively. The Company purchased BOLI in 2004 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans and other service fees, increased $72,000 or 13.4% from the year ended December 31, 2005 to the year ended December 31, 2006. This increase was driven by increases in both safe deposit box rents and loan processing fees. The increase in safe deposit box rents was attributed to the increase related to both additional safe deposit boxes that became available for rent and an increase in the safe deposit box rental fees in mid-year 2005. Additionally, the Company had increased its fees related to loan documentation services.

Non Interest Expense

Non interest expense increased $1.3 million or 5.9% to $23.2 million for the year ended December 31, 2006, compared to $21.9 million for the 2005 year. Approximately $408,000 of the $1.3 million increase in non interest expense relates to the Company’s Warrenton financial service center, which opened in October 2005. During 2006, the Company had a full year of cost related to the Warrenton financial service center, including two experienced commercial lenders and various retail staff members that had been hired in the middle of 2005.

Salary and employee benefit expense increased 3.4% or $450,000 from the year ended December 31, 2005 to the year ended December 31, 2006. Of this amount, $242,000 or 53.8% of the year over year increase were attributed to the Warrenton financial service center. In addition, $176,000 of the increase resulted from increased expense associated with employee life and health insurance while $33,000 of the increase related to the expense of the Company’s defined benefit pension plan.

Net occupancy and equipment expense increased by $227,000 or 8.1% to $3.0 million for the year ended December 31, 2006, compared to $2.8 million for the year ended December 31, 2005. The Warrenton financial service center, which had a full year’s impact on total occupancy expenses during 2006, accounted for $166,000 of the year over year increase.

Other taxes, which is comprised of mostly bank franchise tax, increased 7.5% or $35,000 from the year ended December 31, 2005 to the year ended December 31, 2006. Computer operations expense increased $114,000 or 13.2% from the year ended December 31, 2005 to the year ended December 31, 2006. These increases are related to increased maintenance costs of in-house core operating and support systems resulting mostly from the Company’s growth. Additional maintenance costs have also been incurred with coverage of the Company’s customer relationship management software which had been installed in April of 2006.

Other operating expenses increased 10.2% or $465,000 to $5.0 million for the year ended December 31, 2006 from $4.5 million for the 2005 year. The year over year increase resulted from increases in various expense categories including advertising expense, courier service expense, legal fees, and losses associated with the Company’s ownership interest in BI. Year over year increases in the aforementioned categories were $188,000, $58,000, $173,000, and $32,000, respectively.

Total Consolidated Assets

Total assets increased 4.4% to $772.3 million at December 31, 2006 from $739.9 million at December 31, 2005. Total loans, net of allowance for loan losses, increased 8.5% or $44.2 million to $564.8 million at December 31, 2006 from $520.5 million at December 31, 2005. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth that it has added to the loan portfolio. Additional staff, a solid local economy, the relationship with STM, and the success of the business model, which focuses on high quality financial solutions to clients and increasing client introductions across business lines, are all believed to have contributed to the loan growth experienced. At December 31, 2006, the tax equivalent yield on the loan portfolio was 6.93%.

At December 31, 2006, there were no non performing loans, representing a decrease of $88,000 from December 31, 2005. There were $19,000 in total loans past due 90 days or more at December 31, 2006, representing a decline of $12,000 from December 31, 2005. The loan loss provision was $499,000 for the year ended December 31, 2006. The allowance for loan losses was $5.6 million or 0.98% of total loans outstanding at December 31, 2006. Net charge offs were $60,000 for the year ended December 31, 2006, compared to net charge offs of $19,000 for the same time period in 2005. Based upon internal analysis by the Company’s credit administration department, which factors, among other things, the credit quality of the portfolio, the allowance for loan losses was deemed adequate at 0.98% of total loans outstanding.

The investment portfolio decreased $14.2 million or 9.5% to $135.4 million at December 31, 2006, compared to $149.6 million at December 31, 2005. During 2005 and 2006, management elected to utilize cash received from principal pay downs, maturities and calls in its investment portfolio to fund loan growth rather than re-invest into the investment portfolio. This strategy decreased the size of the investment portfolio. In anticipation of rising interest rates, the Company has also held to an investment strategy that focuses on keeping the portfolio relatively short by purchasing securities with weighted average lives that typically do not exceed three years. At December 31, 2006, the tax equivalent yield on the investment portfolio was 5.46%.

Deposits and Other Borrowings

Total deposits, which includes brokered deposits, increased 3.5% to $570.6 million at December 31, 2006 from $551.4 million at December 31, 2005. Total retail deposits, which excludes brokered deposits, increased 1.5% from $537.6 million at December 31, 2005 to $545.5 million at December 31, 2006. At December 31, 2006, $25.1 million of the brokered certificates were outstanding. The Company had $13.9 million in brokered certificates of deposits at December 31, 2005.

Securities sold under agreements to repurchase with commercial checking account clients increased by $4.2 million or 12.1% from December 31, 2005 to $38.5 million at December 31, 2006. Federal Home Loan Bank advances and overnight borrowings decreased $7.6 million or 9.3% to $74.0 million at December 31, 2006 from $81.6 million at December 31, 2005.

Equity

In July 2006, the Company issued 676,552 shares of its common stock in an underwritten public offering, including the exercise of the underwriter’s over-allotment option. The public price of $31.00 per share, less the underwriters’ commissions and expenses of the offering, resulted in net proceeds of $19.7 million to the Company. The Company used the proceeds to increase its equity and to provide additional equity capital to the Bank to support the growth of operations.

Stockholders’ equity increased 45.9% from $53.5 million at December 31, 2005 to $78.0 million at December 31, 2006. The book value of the Company at December 31, 2006 was $17.32 per common share. Total common shares outstanding were 4,505,605 at December 31, 2006.

On December 20, 2006, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of January 3, 2007 and paid on January 19, 2007.

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Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with seven financial service centers. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg. Middleburg Investment Advisors, Inc. is a SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)

	For the Twelve Months
	Ended December 31,		%
	2006	2005	Change

INTEREST INCOME
Interest and fees on loans	$ 38,161	$ 28,949	31.8%
Interest on investment securities	7,237	7,263	-0.4%
Interest on short term investments	-	-

TOTAL INTEREST INCOME	$ 45,398	$ 36,212	25.4%

INTEREST EXPENSE
Interest on deposits	$ 11,694	$ 6,525	79.2%
Interest on borrowings	6,794	5,071	34.0%

TOTAL INTEREST EXPENSE	$ 18,488	$ 11,596	59.4%

NET INTEREST INCOME	$ 26,910	$ 24,616	9.3%

PROVISION FOR LOAN LOSSES	499	1,744	-71.4%

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 26,411	$ 22,872	15.5%

NON INTEREST INCOME
Trust and investment advisory fee income	$ 4,114	$ 3,940	4.4%
Service charges on deposits	1,869	1,783	4.9%
Net (losses) gains on securities available for sale	(305)	76	-498.6%
Commissions on investment sales	554	676	-18.0%
Equity in earnings from affiliate	680	1,529	-55.5%
Bank owned life insurance	436	458	-4.9%
Other service charges, commissions and fees	608	536	13.4%
Other operating income	159	23	576.9%

TOTAL NON INTEREST INCOME	$ 8,116	$ 9,022	-10.0%

NON INTEREST EXPENSE
Salaries and employee benefits	$ 13,690	$ 13,240	3.4%
Net occupancy expense of premises	3,025	2,798	8.1%
Other taxes	500	465	7.5%
Computer operations	982	868	13.2%
Other operating expenses	5,014	4,549	10.2%

TOTAL NON INTEREST EXPENSE	$ 23,210	$ 21,920	5.9%

INCOME BEFORE TAXES	$ 11,317	$ 9,973	13.5%
Income tax expense	3,299	2,799	17.8%

NET INCOME	$ 8,018	$ 7,174	11.8%

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)	For the Three Months Ended
	4Q06	3Q06	2Q06	1Q06	4Q05

INTEREST INCOME
Interest and fees on loans	$ 9,944	$ 9,843	$ 9,508	$ 8,866	$ 8,478
Interest on investment securities	1,806	1,850	1,794	1,787	1,737
Interest on short term investments	-	-	-	-	-

TOTAL INTEREST INCOME	$ 11,751	$ 11,692	$ 11,302	$ 10,653	$ 10,215

INTEREST EXPENSE
Interest on deposits	$ 3,374	$ 3,154	$ 2,641	$ 2,525	$ 2,226
Interest on borrowings	1,580	1,753	1,945	1,516	1,455

TOTAL INTEREST EXPENSE	$ 4,953	$ 4,907	$ 4,586	$ 4,041	$ 3,681

NET INTEREST INCOME	$ 6,797	$ 6,785	$ 6,716	$ 6,612	$ 6,534

PROVISION FOR LOAN LOSSES	82	55	113	250	286

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 6,716	$ 6,731	$ 6,603	$ 6,362	$ 6,248

NON INTEREST INCOME
Trust and investment advisory fee income	$ 1,054	$ 985	$ 1,004	$ 1,071	$ 1,038
Service charges on deposits	488	471	474	436	481
Net gains on securities available for sale	(305)	-	1	-	(176)
Commissions on investment sales	93	102	167	193	162
Equity in earnings from affiliate	(109)	358	328	103	220
Bank owned life insurance	112	111	109	104	104
Other service charges, commissions and fees	155	140	153	160	136
Other operating income	72	46	16	24	(85)

TOTAL NON INTEREST INCOME	$ 1,560	$ 2,213	$ 2,252	$ 2,091	$ 1,880

NON INTEREST EXPENSE
Salaries and employee benefits	$ 3,495	$ 3,371	$ 3,347	$ 3,477	$ 3,610
Net occupancy expense of premises	750	743	790	741	715
Other taxes	125	125	125	125	118
Computer operations	257	257	235	233	210
Other operating expenses	1,579	1,093	1,372	970	1,273

TOTAL NON INTEREST EXPENSE	$ 6,206	$ 5,589	$ 5,869	$ 5,546	$ 5,926

INCOME BEFORE TAXES	$ 2,069	$ 3,354	$ 2,987	$ 2,907	$ 2,202
Income tax expense	537	1,019	885	858	583

NET INCOME	$ 1,532	$ 2,336	$ 2,101	$ 2,049	$ 1,619

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(dollars in thousands)	Unaudited	Unaudited	Unaudited	Unaudited	Audited
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Assets:
Cash and due from banks	$ 18,391	$ 14,624	$ 17,551	$ 13,813	$ 15,465
Interest-bearing balances in banks	164	273	563	288	160
Securities at fair value	135,435	144,540	145,910	149,967	149,591
Loans, net of allowance for loan losses	564,750	557,803	551,825	543,399	520,511
Bank premises and equipment, net	18,429	18,214	18,402	18,638	18,656
Other assets	35,136	37,099	36,772	35,912	35,528

Total assets	$ 772,305	$ 772,553	$ 771,024	$ 762,017	$ 739,911

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$ 128,300	$ 123,508	$ 140,019	$ 121,809	$ 128,641
Savings and interest-bearing demand deposits	250,747	249,246	256,182	287,881	273,570
Time deposits	191,551	187,235	165,367	136,138	149,221
Total deposits	$ 570,598	$ 559,989	$ 561,568	$ 545,828	$ 551,432

Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	38,474	32,906	36,939	34,902	34,317
Federal Home Loan Bank advances	34,000	26,700	44,000	51,275	24,100
Long-term debt	40,000	55,000	55,000	55,000	57,500
Trust preferred capital notes	5,155	15,465	15,465	15,465	15,465
Other liabilities	6,179	4,894	3,372	5,014	3,621
Commitment and contingent liabilities	-	-	-	-	-
Total liabilities	$ 694,406	$ 694,954	$ 716,344	$ 707,484	$ 686,435

Shareholders' Equity:
Common stock, par value $2.50 per share	$ 11,264	$ 11,264	$ 9,523	$ 9,523	$ 9,515
Capital surplus	23,503	23,667	5,459	5,459	5,431
Retained earnings	44,139	43,463	41,984	40,605	39,281
Accumulated other comprehensive income (loss), net	(1,008)	(796)	(2,285)	(1,054)	(751)
Total shareholders' equity	$ 77,898	$ 77,598	$ 54,681	$ 54,533	$ 53,476

Total liabilities and shareholders' equity	$ 772,305	$ 772,553	$ 771,024	$ 762,017	$ 739,911

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS	For the Three Months Ended
	4Q06	3Q06	2Q06	1Q06	4Q05

Net Income (dollars in thousands)	$ 1,532	$ 2,336	$ 2,101	$ 2,049	$ 1,619
Earnings per share, basic	$ 0.34	$ 0.53	$ 0.55	$ 0.54	$ 0.43
Earnings per share, diluted	$ 0.33	$ 0.52	$ 0.54	$ 0.52	$ 0.41

Return on average total assets	0.92%	1.21%	1.11%	1.11%	0.89%
Return on average total equity	9.21%	12.47%	15.17%	15.17%	12.26%
Dividend payout ratio	55.87%	35.75%	34.43%	35.33%	44.19%
Fee revenue as a percent of total revenue	11.72%	15.91%	16.62%	16.41%	16.75%

Net interest margin(1)	3.94%	3.93%	3.96%	4.05%	4.00%
Yield on average earning assets	6.72%	6.69%	6.59%	6.45%	6.18%
Yield on average interest-bearing liabilities	3.49%	3.46%	3.21%	2.94%	2.68%
Net interest spread	3.23%	3.24%	3.38%	3.51%	3.51%
Tax equivalent adjustment to net interest income (dollars in thousands)	$ 216	$ 195	$ 191	$ 192	$ 196

Non-interest income to average assets	0.81%	1.15%	1.18%	1.13%	1.11%
Non-interest expense to average assets	3.20%	2.91%	3.09%	2.93%	3.19%

Efficiency ratio(2)	69.46%	60.42%	63.71%	61.95%	65.49%

(1)          The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended December 31, 2006 and 2005, net interest income on a tax equivalent basis was $7.0 million and $6.7 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)          The efficiency ratio is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended December 31, 2006 and 2005, tax equivalent net interest income was $7.0 million and $6.7 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended December 31, 2006 and 2005, was $1.9 million and $2.1 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
	4Q06	3Q06	2Q06	1Q06	4Q05
BALANCE SHEET RATIOS
Loans to deposits	105.25%	100.59%	99.24%	100.54%	95.31%
Average interest-earning assets to
average-interest bearing liabilities	123.82%	123.22%	122.27%	122.35%	123.58%

PER SHARE DATA
Dividends	$ 0.19	$ 0.19	$ 0.19	$ 0.19	$ 0.19
Book value	$ 17.29	$ 17.22	$ 14.36	$ 14.32	$ 14.07
Tangible book value	$ 16.06	$ 15.97	$ 12.85	$ 12.79	$ 12.50

SHARE PRICE DATA
Closing price	$ 36.99	$ 34.05	$ 30.83	$ 35.00	$ 30.75
Diluted earnings multiple	2.00	1.80	2.31	2.51	2.24
Book value multiple	2.14	1.98	2.15	2.44	2.19

COMMON STOCK DATA
Outstanding shares at end of period	4,505,605	4,505,605	3,809,053	3,809,053	3,806,053
Weighted average shares outstanding	4,505,605	4,394,724	3,809,053	3,807,786	3,803,075
Weighted average shares outstanding, diluted	4,596,195	4,482,970	3,899,198	3,904,965	3,906,443

CAPITAL RATIOS
Total equity to total assets	10.09%	10.04%	7.09%	7.16%	7.23%
Total risk based capital ratio	13.70%	15.20%	11.74%	11.70%	11.79%
Tier 1 risk based capital ratio	12.79%	14.30%	10.85%	10.80%	10.89%
Leverage ratio	10.26%	11.52%	8.75%	8.76%	8.60%

CREDIT QUALITY
Net charge-offs to average loans	0.00%	0.00%	0.01%	0.00%	0.00%
Total non-performing loans to total loans	0.00%	0.00%	0.00%	0.00%	0.02%
Total non-performing assets to total assets
Non-accrual loans to:
total loans	0.00%	0.00%	0.05%	0.00%	0.02%
total assets	0.00%	0.00%	0.03%	0.00%	0.01%
Allowance for loan losses to:
total loans	0.98%	0.98%	0.98%	0.98%	0.98%
non-performing loans	0.00%	0.00%	2130.08%	33562.50%	4321.85%
non-accrual loans	0.00%	0.00%	2138.43%	48818.18%	5844.32%

NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$ 19	$ -	$ 1	$ 5	$ 31
Non-accrual loans	-	-	255	11	88

NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$ 16	$ 14	$ 36	$ 47	$ 21
(Recoveries)	(4)	(19)	(6)	(24)	(8)
Net charge-offs (recoveries)	12	(5)	30	23	13

PROVISION FOR LOAN LOSSES (dollars in thousands)	$ 81	$ 55	$ 113	$ 250	$ 286

ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$ 5,513	$ 5,453	$ 5,370	$ 5,143	$ 4,870
Provision	81	55	113	250	286
Net charge-offs (recoveries)	12	(5)	30	23	13
Balance at the end of period	5,582	5,513	5,453	5,370	5,143

	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended December 31,
		2006			2005
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 106,554	$ 1,367	5.09%	$ 123,367	$ 1,351	4.34%
Tax-exempt (1) (2)	35,231	631	7.11%	31,723	573	7.17%
Total securities	$ 141,785	$ 1,998	5.59%	$ 155,090	$ 1,924	4.92%
Loans
Taxable	$ 562,600	$ 9,944	7.01%	$ 512,508	$ 8,476	6.56%
Tax-exempt (1)	23	-	0.00%	107	2	7.42%
Total loans	$ 562,623	$ 9,944	7.01%	$ 512,615	$ 8,478	6.56%
Federal funds sold	1,475	20	5.38%	588	6	4.05%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	309	3	3.85%	199	2	3.99%
Total earning assets	$ 706,192	$ 11,965	6.72%	$ 668,492	$ 10,410	6.18%
Less: allowances for credit losses	(5,495)			(4,970)
Total nonearning assets	68,267			67,693
Total assets	$ 768,964			$ 731,215

Liabilities:
Interest-bearing deposits:
Checking	$ 139,757	$ 875	2.48%	$ 125,621	$ 579	1.83%
Regular savings	49,341	220	1.77%	58,746	259	1.75%
Money market savings	61,201	169	1.10%	80,466	155	0.76%
Time deposits:
$100,000 and over	118,905	1,474	4.92%	83,954	756	3.57%
Under $100,000	63,703	635	3.95%	57,956	477	3.27%
Total interest-bearing deposits	$ 432,907	$ 3,373	3.09%	$ 406,743	$ 2,226	2.17%

Federal Home Loan Bank Advances	27,898	378	5.38%	28,079	298	4.21%
Securities sold under agreements
to repurchase	37,068	410	4.39%	37,663	301	3.17%
Long-term debt	63,862	783	4.86%	72,258	836	4.59%
Federal Funds Purchased	560	9	6.38%	584	7	4.76%
Total interest-bearing liabilities	$ 562,295	$ 4,953	3.49%	$ 545,327	$ 3,668	2.67%
Non-interest bearing liabilities
Demand Deposits	125,007			128,931
Other liabilities	4,765			3,159
Total liabilities	$ 692,067			$ 677,417
Shareholders' equity	76,897			53,795
Total liabilities and shareholders'
equity	$ 768,964			$ 731,212

Net interest income		$ 7,012			$ 6,742

Interest rate spread			3.23%			3.51%
Interest expense as a percent of
average earning assets			2.78%			2.18%
Net interest margin			3.94%			4.00%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

	Average Balances, Income and Expenses, Yields and Rates
	Twelve Months Ended December 31,
		2006			2005
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 113,978	$ 5,641	4.95%	$ 131,009	$ 5,650	4.31%
Tax-exempt (1) (2)	31,992	2,330	7.28%	32,771	2,404	7.34%
Total securities	$ 145,970	$ 7,971	5.46%	$ 163,780	$ 8,054	4.92%
Loans
Taxable	$ 550,805	$ 38,156	6.93%	$ 453,566	$ 28,940	6.38%
Tax-exempt (1)	77	7	9.09%	163	14	8.59%
Total loans	$ 550,882	$ 38,163	6.93%	$ 453,729	$ 28,954	6.38%
Federal funds sold	953	48	5.04%	546	18	3.30%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	235	11	4.68%	250	7	2.80%
Total earning assets	$ 698,040	$ 46,193	6.62%	$ 618,305	$ 37,033	5.99%
Less: allowances for credit losses	(5,377)			(4,331)
Total nonearning assets	68,387			64,555
Total assets	$ 761,050			$ 678,529

Liabilities:
Interest-bearing deposits:
Checking	$ 141,160	$ 3,289	2.33%	$ 95,837	$ 1,111	1.16%
Regular savings	54,242	934	1.72%	44,784	555	1.24%
Money market savings	67,305	665	0.99%	88,939	597	0.67%
Time deposits:
$100,000 and over	97,140	4,442	4.57%	77,995	2,451	3.14%
Under $100,000	62,609	2,365	3.78%	60,764	1,811	2.98%
Total interest-bearing deposits	$ 422,456	$ 11,695	2.77%	$ 368,319	$ 6,525	1.77%

Federal Home Loan Bank Advances	34,795	1,830	5.26%	30,563	1,082	3.54%
Securities sold under agreements
to repurchase	36,838	1,529	4.15%	34,696	934	2.69%
Long-term debt	68,814	3,390	4.93%	65,760	3,021	4.59%
Federal Funds Purchased	860	44	5.12%	987	34	3.44%
Total interest-bearing liabilities	$ 563,763	$ 18,488	3.28%	$ 500,325	$ 11,596	2.32%
Non-interest bearing liabilities
Demand Deposits	127,944			122,978
Other liabilities	3,918			2,486
Total liabilities	$ 695,625			$ 625,789
Shareholders' equity	65,426			52,741
Total liabilities and shareholders'
equity	$ 761,051			$ 678,530

Net interest income		$ 27,705			$ 25,437

Interest rate spread			3.34%			3.67%
Interest expense as a percent of
average earning assets			2.65%			1.88%
Net interest margin			3.97%			4.11%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATION OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

FOR THE FISCAL YEAR-TO-DATE PERIOD ENDED
(dollars in thousands)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
GAAP measures:
Interest Income - Loans	$ 38,161	$ 28,217	$ 18,374	$ 8,867	$ 28,949
Interest Income - Investments & Other	7,237	5,431	3,581	1,786	7,263
Interest Expense - Deposits	11,694	8,320	5,166	2,525	6,525
Interest Expense - Other Borrowings	6,794	5,214	3,461	1,517	5,071
Total Net Interest Income	$ 26,910	$ 20,114	$ 13,328	$ 6,611	$ 24,616
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ 2	$ 1	$ 1	$ 1	$ 5
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	792	577	382	191	807
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-	-	8
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 794	$ 578	$ 383	$ 192	$ 820

Total Tax Equivalent Net Interest Income	$ 27,704	$ 20,692	$ 13,711	$ 6,803	$ 25,436

FOR THE THREE MONTH PERIOD ENDED
(dollars in thousands)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
GAAP measures:
Interest Income - Loans	$ 9,944	$ 9,843	$ 9,507	$ 8,867	$ 8,478
Interest Income - Investments & Other	1,806	1,850	1,795	1,786	1,737
Less: Interest Expense - Deposits	3,374	3,154	2,641	2,525	2,226
Less: Interest Expense - Other Borrowings	1,580	1,753	1,944	1,517	1,455
Total Net Interest Income	$ 6,796	$ 6,786	$ 6,717	$ 6,611	$ 6,534
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ 1	$ -	$ -	$ 1	$ 1
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	215	195	191	191	195
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 216	$ 195	$ 191	$ 192	$ 196

Total Tax Equivalent Net Interest Income	$ 7,012	$ 6,982	$ 6,908	$ 6,803	$ 6,730